KRANZCO REALTY TRUST

AMENDMENT OF DECLARATION OF TRUST

THIS IS TO CERTIFY THAT:

FIRST: (a) Paragraph L of the Articles Supplementary Classifying 1,235,000 Shares of Beneficial Interest as 9.75% Series B-1 Cumulative Convertible Preferred Shares of Beneficial Interest, as filed with the State Department of Assessments and Taxation of Maryland on February 27, 1997, of Kranzco Realty Trust, a Maryland real estate investment trust (the "Company") is hereby amended by (i) deleting the following text appearing in the introductory clause of such
Paragraph:

In addition to any other rights provided to the holders of the Series B-1 Preferred Shares by applicable law, so long as any Series B-1 Preferred Shares are outstanding, the Company shall not, without the affirmative vote of the holders of at least a majority of the total number of outstanding Series B Preferred Shares, voting together as a separate class, and (ii) inserting in lieu thereof the following text:

In addition to any other rights provided to the holders of the Series B-1 Preferred Shares by applicable law, so long as any Series B-1 Preferred Shares are outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the total number of outstanding Series B Preferred Shares, voting together as a separate class,

(b) Paragraph L of the Company's Articles Supplementary Classifying 1,235,000 Shares of Beneficial Interest as 9.75% Series B-2 Cumulative Convertible Preferred Shares of Beneficial Interest, as filed with the State Department of Assessments and Taxation of Maryland on February 27, 1997, is hereby amended by
(i) deleting the following text in the introductory clause of such Paragraph:

In addition to any other rights provided to the holders of the Series B-2 Preferred Shares by applicable law, so long as any Series B-2 Preferred Shares are outstanding, the Company shall not, without the affirmative vote of the holders of at least a majority of the total number of outstanding Series B Preferred Shares, voting together as a separate class, and (ii) inserting in lieu thereof the following text:

In addition to any other rights provided to the holders of the Series B-2 Preferred Shares by applicable law, so long as any Series B-2 Preferred Shares are outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the total number of outstanding Series B Preferred Shares, voting together as a separate class,


SECOND: The foregoing amendment to the Company's Declaration of Trust, as amended, has been duly approved by (i) the Board of Trustees of the Company by at least a two-thirds vote as required by law; (ii) the holders of not less than a majority of the Company's common shares of beneficial interest outstanding at the time of such vote, and (iii) the written consent of the holders of a majority of the outstanding Series B Preferred Shares of Beneficial Interest.

THIRD: Each of the undersigned acknowledges this amendment to be the trust act of the Company and, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Company has caused this amendment to be signed in its name and on its behalf by at least a majority of the entire Board of Trustees of the Company this 22nd day of September 1997.




                /S/  Norman M. Kranzdorf
                Norman M. Kranzdorf, Trustee



                /S/ Peter D. Linneman
                Dr. Peter D. Linneman, Trustee



                /S/  Bernard J. Korman
                Bernard J. Korman, Trustee



                /S/  James B. Selonick
                James B. Selonick, Trustee



                /S/  Edmund Barrett
                Edmund Barrett, Trustee



                /S/  E. Donald Shapiro
                E. Donald Shapiro, Trustee



                /S/  Robert H. Dennis
                Robert H. Dennis, Trustee